CONSENT OF EXPERT

December 4, 2017

VIA EDGAR

United States Securities and Exchange Commission

Re:	Taseko Mines Limited (the "Company")
Registration Statement on Form F-10 dated December 4, 2017
(the "Registration Statement")

I, Robert Rotzinger, P.Eng, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

•	“Technical Report on Mineral Reserves at the Aley Project, British Columbia Canada” originally dated October 30, 2014 with an effective date of September 15, 2014, and amended and restated December 4, 2017;

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Robert Rotzinger

Robert Rotzinger, P.Eng